UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

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| |     Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


|X|     Definitive Information Statement


                                USA Digital, Inc.
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                (Name of Registrant As Specified In Its Charter)

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



                                           December 12, 2001



Dear Shareholder:

         On behalf of the Board of Directors and management of USA Digital, Inc. (the "Company"), we would like to inform you that shareholders holding a majority of the voting power of the Company took action by written consent, in accordance with Section 78.320 of the Nevada General Corporation Law, to change the name of the Company to Avix Technologies, Inc. The attached Information Statement further describes the action taken by said written consent.

         The effect of the written consent is to change the Company's name from USA Digital, Inc. to Avix Technologies, Inc. upon filing of the Certificate of Amendment with the Nevada Secretary of State, in accordance with Sections 78.385 and 390 of the Nevada General Corporation Law. The Certificate of Amendment shall not be filed and therefore not become effective until at least twenty days after the date of this Information Statement. The Board of Directors of the Company has determined that the actions taken by shareholders holding a majority of the voting power of the Company are in the best interests of the Company and its shareholders.


         Only holders of common stock of the Company as of December 7, 2001 (the "Record Date") are entitled to receive this notice. Nevada law does not require that the action be approved by a majority of the disinterested shareholders. There are no dissenter's rights or appraisal rights in regard to this action.


         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         On behalf of the Board of Directors and the management of the Company, we thank you for your continued support.

                                           Sincerely yours,


                                           /s/ Mark D. Cobb

                                           Mark D. Cobb
                                           President and Chief Operating Officer


December 12, 2001

Tampa, Florida

                              INFORMATION STATEMENT

                                     GENERAL

         On October 18, 2001 the Board of Directors of the Company adopted resolutions approving an amendment (the "Amendment") to the Company's Articles of Incorporation and recommending that the Amendment be submitted to shareholders of the Company for their approval as required under the Nevada General Corporation Law ("NGCL"). The Amendment provides for a change in the Company' s name to Avix Technologies, Inc.


         As of the close of business on December 7, 2001, the Record Date for the determination of shareholders to whom this Information Statement is sent, the Company had outstanding 17,632,820 shares of common stock, par value $.001 per share, each share being entitled to one vote on each matter presented at a meeting or to give one consent in lieu of voting at a meeting. As permitted under Section 78.320 of the NGCL, by written consent dated October 18, 2001, shareholders of the Company representing 9,450,490 of the 17,757,820 shares of common stock outstanding, or more than a majority of the voting power of the Company, approved the Amendment. The Amendment will become effective on the date of the filing of the Certificate of Amendment with the Secretary of State of Nevada. The Certificate of Amendment will not be filed and therefore not become effective until twenty days after the date of this Information Statement, or soon thereafter. A copy of the Amendment is attached hereto as Appendix A.


         Nevada law does not require that the Amendment be approved by a majority of the disinterested shareholders. There are no dissenter's rights or appraisal rights in regard to the Amendment.


         This Information Statement is being mailed to shareholders of the Company on or about December 12, 2001.


         All expenses incurred in connection with the preparation and mailing of this Information Statement will be borne by the Company. This Information Statement is prepared and distributed by the Company.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           INTEREST OF CERTAIN PERSONS
                           IN MATTERS TO BE ACTED UPON

         No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Amendment, which is not shared by all other shareholders pro rata, and in accordance with their respective interests.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth the beneficial ownership of 5% or more of the common stock of the Company as of December 7, 2001. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.


         The following table sets forth information with respect to the beneficial ownership of the outstanding shares of the Company's common stock by
(i) any holder of more than 5% of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group:






                                                             Amount and Nature of        Percent of Common Stock
      Name                   Position with the Company       Beneficial Ownership            Outstanding (1)
      ----                   -------------------------       --------------------            ---------------
Mark D. Cobb                 Chairman, President, and          2,334,495(2)                        12.8%
                             Chief Operating Officer
Kenneth D. Allen             Vice President of                   120,000                            *
                             Operations
Donald E. Darden             Director                            100,000(3)                         *
Peter J. Lyons               Chief Executive Officer             750,000(4)                         4.0%
                             and Director
Dunn Capital Corp., Inc.     Shareholder                       2,674,495(5)                        14.5%
Jeffrey C. Taylor            Shareholder                       1,200,000                            6.8%
Joseph L. Morgan             President and Director of         4,060,000(6)                        22.8%
                             Avix Telecom Solutions,
                             Inc.
All directors and executive                                    6,864,495(2)(3)(4)(6)               37.0%
officers as a group
---------------

*        Less than 1.0%.

(1) Percentages with respect to each person or group of persons have been calculated on the basis of 17,632,820 shares of common stock, the total number of shares of the Company's common stock outstanding as of December 7, 2001, plus the number of shares of common stock which such person or group has the right to acquire within 60 days after October 18, 2001.

(2) Includes options to purchase 500,000 shares of common stock at $1.50 per share.


(3) Includes options to purchase 30,000 shares of the common stock at $1.50 per share. Does not include options to purchase 60,000 shares of the common stock at prices ranging from $2.50 to $3.50 per share.

(4) Includes options to purchase 750,000 shares of the common stock at prices ranging from $0.50 to $1.75 per share. Does not include options to purchase 750,000 shares of common stock at prices ranging from $2.00 to $3.00.

(5) Includes options to purchase 750,000 shares of common stock at prices ranging from $1.25 to $1.50 per share. Dunn Capital Corp., Inc. is owned and controlled by Rose Strohmeyer Bosso and William J. Bosso.

(6) Includes 1,800,000 shares of common stock held in escrow by the Company that will be transferred to Mr. Morgan upon the achievement of certain profitability goals and over which Mr. Morgan has sole voting power; 400,000 shares of common stock held by former shareholders of Avix over which Mr. Morgan has sole voting power and 1,600,000 shares of common stock held in escrow by the Company that will be transferred to former shareholders of Avix upon the achievement of certain profitability goals, but over which Mr. Morgan has sole voting power. Also includes vested options to purchase 60,000 shares of common stock at an exercise price of $1.00 per share. Does not include unvested options to purchase 180,000 shares of common stock at an exercise price of $1.00 per share that will vest upon the achievement of certain profitability goals.

                    AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                    INCORPORATION TO EFFECT A CHANGE IN NAME

         Upon filing of the Amendment, the Company's name will be changed to Avix Technologies, Inc. The purpose of this change is to reflect the Company's acquisition of Avix Telecom Solutions, Inc., a Florida corporation, and to more accurately reflect the changes in future business strategy and activities of the Company. The voting and other rights that accompany the common stock will not be affected by the change in corporate name. Each shareholder's relative ownership, voting, and other rights and benefits associated with Common stock ownership will remain the same as before the effective date of the Amendment.

         On October 15, 2001, the Company completed its acquisition of Avix Telecom Solutions, Inc. ("Avix"). Avix is a "Technology Solutions Provider" for the communications industry utilizing Patent Pending Technology. Pursuant to the terms of the Agreement and Plan of Reorganization dated September 19, 2001, the Company, through its wholly-owned subsidiary USA Digital Acquisition, Inc., acquired 100% of the common stock of Avix from the three shareholders of Avix (the "Avix Shareholders"). In return, the Avix Shareholders received the following stock consideration:

         o an aggregate of one million (1,000,000) shares of USA Digital common stock, par value $.001 per share (the "Common Stock");

         o the opportunity to earn up to an aggregate of three million (3,000,000) shares of Common Stock (the "Contingent Stock Consideration"), which shall be held in escrow by USA Digital and shall be payable to the Avix Shareholders only if and to the extent that Avix achieves certain profitability targets;

         o fully vested options to acquire up to an aggregate of one hundred thousand (100,000) shares of Common Stock at an exercise price of one dollar ($1.00) per share, exercisable in full or in part during the period beginning on the acquisition and ending on the fourth anniversary date of the acquisition; and

         o the opportunity to earn options to acquire up to an aggregate of three hundred thousand (300,000) shares of Common Stock at an exercise price of one dollar ($1.00) per share, exercisable in full or in part during the period from the acquisition until the fourth anniversary date of the acquisition (the "Contingent Options") which shall vest only if and to the extent that Avix achieves certain profitability targets.

         All of the Contingent Stock Consideration shall be immediately released to the Avix Shareholders and all of the Contingent Options shall immediately vest in the event that there is a change of corporate control of the Company or Avix prior to the second anniversary of the acquisition. The Avix Shareholders also have the ability to make up any shortfalls in Avix's net profit occurring in the first year after the acquisition by exceeding the targets set forth for the second year after the acquisition. In such event, the Avix Shareholders shall receive some or all of the remaining Contingent Stock Consideration which is subject to award in the first year and the Contingent Options which might have vested in the first year.

         Pursuant to the Agreement, the Avix Shareholders also received cash in the aggregate amount of five hundred thousand dollars ($500,000) with thirty thousand dollars ($30,000) paid to the Avix Shareholders on the acquisition date and the balance to be paid by a promissory note bearing seven percent (7%) per annum due on the first anniversary of the acquisition.

         As a result of its acquisition of Avix, the Company no longer seeks to build a highly integrated convergent communications company through a combination of merger and acquisition activity and internal design and development. Instead, the Company intends to provide Technology Solutions to Incumbent Local Exchange Carriers ("ILEC") and Competitive Local Exchange Carriers ("CLEC") through Avix.

         The Company believes that Avix has developed a software and hardware solution for the telecommunications industry that is ready for deployment and will change how the ILECs and CLECs do business. This technology will take control of the subscriber line ("SL") from the ILEC and give it to the CLEC allowing the CLEC to reduce its monthly recurring charges per month per SL and greatly reducing customer churn. This will improve the cash flow and bottom line of the CLEC while generating recurring monthly revenue for Avix. By utilizing the Avix Intelligent Network Control, the Company seeks to be the premier provider of Advanced Intelligent Network products and services. To reflect its change in business plan, the Company has decided to change its name to Avix Technologies, Inc.

         SHAREHOLDERS MAY, BUT NEED NOT, EXCHANGE THEIR CERTIFICATES TO REFLECT THE CHANGE IN CORPORATE NAME. Such exchange can be accomplished by contacting the Company's transfer agent:

                  Florida Atlantic Stock Transfer
                  7130 Nob Hill Road
                  Tamarac, FL 33321
                  Attn: Rene Garcia

                  Telephone: (954) 726-4954

                                  OTHER MATTERS

         While under Nevada law the stockholders holding a majority of the voting power of the Company can take action by written consent without a meeting, the Board of Directors has no knowledge of any matters to be taken other than those reference herein.

                                          By Order of the Board of Directors:



                                          /s/ Mark D. Cobb

                                          Mark D. Cobb
                                          Chairman of the Board,
                                          President, and Chief Operating Officer

                                   Appendix A
                                   ----------

                                USA DIGITAL, INC.
                            CERTIFICATE OF AMENDMENT

         I, Mark D. Cobb, President and Chief Operating Officer of USA Digital, Inc. (the Corporation), do hereby certify as follows:

         WHEREAS, the Corporation's Board of Directors approved the amendment herein described by resolution passed on October 18, 2001; and

         WHEREAS, the Corporation's shareholders approved the amendment herein described by Action by Written Consent executed by the holders of a least a majority of the voting power of the Corporation on October 18, 2001.

         NOW THEREFORE, in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes:

         Section FIRST of the Corporation's Articles of Incorporation is hereby amended to read in its entirety as follows:

               FIRST:   The name of the corporation is:

                        Avix Technologies, Inc.

         IN WITNESS WHEREOF, I have made, signed and acknowledged this certificate.

Date:    October 18, 2001


                                           /s/ Mark D. Cobb

                                           ------------------------------------
                                           Mark D. Cobb
                                           President and Chief Operating Officer





Pursuant to Section 78.765 of the Nevada Revised Statutes, please find a check enclosed in the amount of $75.00 for filing fees.